EXHIBIT 4.25

                                                                      99Davric#1

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

                             STOCK PURCHASE WARRANT

                 RIGHT TO PURCHASE 30,000 SHARES OF COMMON STOCK

THIS CERTIFIES THAT Davric Corporation and all registered and permitted assigns ("Holder") is entitled to purchase, on or before June 30, 2004, THIRTY THOUSAND (30,000) shares of the common stock ("Common Stock" or "Shares") of VALUESTAR CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price as provided herein. The purchase price of the common stock upon exercise (the "Warrant Shares") is equal to One Dollar and Fifty Cents ($1.50) per share (the "Exercise Price").

1. Exercise.

This Warrant may be exercised one or more times, in whole or minimum increments of 10,000 shares (or the balance of the Warrant), on any business day on or before the expiration date listed above by presentation and surrender hereof to the Corporation at its principal office of a written exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or certified or official bank check for the Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Corporation of an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Corporation shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

2. Redemption of Warrants.

The Corporation may elect on one occasion, by written notice as provided herein (the "Company Notice"), to redeem all of this Warrant, in whole but not in part, on any date (the "Redemption Date") fixed by the Company at a price of $.01 per effective Warrant Share (the "Redemption Price") following such time as the Closing Bid Price (as defined below) of the Company's Common Stock for the ten
(10) consecutive Trading Days (as defined below) equals or exceeds $5.00 (Five Dollars) per common share (Minimum Trading Price); provided, however, that this Warrant may be exercised by the Holder at any time prior to 5:00 p.m., California time, on the business day immediately preceding the Redemption Date.

For purposes hereof, (i) the term "Trading Day" shall mean any day on which securities are traded on the applicable securities exchange or in the applicable securities market; and (ii) the term "Closing Bid Price" in respect of a Trading Day shall mean the reported last closing bid price, on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if not admitted to trading or quoted on the Nasdaq Stock Market, the closing bid price in the over-the-counter market as furnished by any quotation medium or any member firm of a national securities exchange or the Nasdaq Stock Market selected from time to time by the Company for that purpose.

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The  Company  shall  provide  at  least 10 days  written  notice  to the  Holder
("Company Notice") prior to the Redemption Date specified in such written notice.

3. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant.

The Exercise Price, Redemption Price, Minimum Trading Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:

         (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

         (ii)     Subdivide its outstanding shares of Common Stock;

         (iii)    Combine its outstanding shares of Common Stock; or

         (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the number of Warrant Shares in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the Exercise Price and Redemption Price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased and the Minimum
Trading Price proportionately reduced; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the Exercise Price, Redemption Price and Minimum Trading Price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

(b) In case the Corporation shall fix a record date for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing bid price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

4. Investment Representation.

Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, or any state securities laws. The Holder acknowledges by acceptance of the Warrant that as of the date of this Warrant and at the time of exercise (a) he has acquired this Warrant or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held

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indefinitely  unless they are  subsequently  registered  or qualified  under the
Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares: "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE securities LAWS."

5. Registration Rights.

Holder shall have the right, at any time and from time to time until June 30, 2004, to include all of the shares purchased or purchasable upon the exercise of this Warrant ( the "Registrable Shares") within any Registration Statement of the Corporation filed by the Corporation covering shares of its Common Stock other than a Registration Statement filed solely with respect to any employee benefit plan of the Corporation or an offering solely related to an acquisition or for which such Registrable Shares cannot, in the sole judgment of the Company, be appropriately registered. The Corporation shall promptly give written notice to Holder of any intended registration of its Common Stock not less than thirty (30) days prior to the anticipated effective date of the Registration Statement, and Holder shall, within fifteen (15) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in the Registration Statement. The number of Registrable Shares which may be included by the Holder in any such Registration Statement may be restricted by the Corporation if, (i) in the opinion of the Corporation's managing underwriter, the number of shares proposed to be sold by the Holder and by the Corporation in such offering exceeds the number of securities which can be sold in such offering or (ii) in the sole opinion of the Corporation, such registration would conflict with the rights or impair the success of any registration effected by the Corporation, whether pursuant to the registration rights granted under that certain Shareholders Agreement dated March 31, 1999, and any amendments thereto or otherwise. In such event, the Registrable Shares of Holder to be included within such Registration Statement shall not exceed the number approved for inclusion therein by the Corporation and/or its managing underwriter in their sole discretion. Except for the expenses of each Holder's underwriting fees, discounts, or commissions relating to its sale of Registrable Shares, all costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by the Corporation. The Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares under the provisions set forth herein.

Each Holder of Warrants and Warrant Shares to be sold pursuant to any Registration Statement (each, a "Distributing Holder") shall severally, and not jointly, indemnify and hold harmless the Company, its officers and directors, each underwriter and each person, if any, who controls the Company and such underwriter, against any loss, claim, damage, expense or liability, joint or several, as incurred, to which any of them may become subject under the Securities Act or any other statute or at common law, in so far as such loss, claim, damage, expense or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Distributing Holder specifically for use therein. Such Distributing Holder shall reimburse the Company, such underwriter and each such officer, director or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such liability, as incurred. Notwithstanding the foregoing, such indemnity with respect to such preliminary prospectus or such final prospectus shall not inure to the benefit of the Company, its officers or directors, or such underwriter (or such controlling person of the Company or the underwriter) if the person asserting any such loss, claim, damage, expense or liability purchased the securities that are the subject thereof and did not receive a copy of the final prospectus (or the final prospectus as then amended, revised or supplemented) at or prior to the time such furnishing is required by the Securities Act in any case where any such untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus (or, if contained in the final prospectus, was subsequently corrected by amendment, revision or supplement).
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6. Public Offering Lock-Up.

In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder (other than those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed fourteen
(14) days before and one hundred eighty (180) days after the effective date of the registration. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

7. Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

8. Assignment.

With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 4 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section 6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 4. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions. Warrants and underlying securities issued upon transfers after the expiration date of the Lock-Up Period shall be issued without the Lock-Up Legend.

9. Reservation of Shares.

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

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10. Arbitration.  In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in Alameda County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Alameda County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

11. Governing Law.

This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto affixed as of this 30th day of June 1999.

VALUESTAR CORPORATION                    ACCEPTANCE BY HOLDER

/s/ JAMES STEIN                          /s/ JERRY E. POLIS
James Stein, President and CEO           ------------------
                                         Davric Corporation
                                         980 American Pacific Drive, Suite 111
/s/ JAMES A. BARNES                      Henderson, Nevada 89014
James A. Barnes, Secretary

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